UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 8, 2023

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2023, Evelo Biosciences, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved the amendment and restatement of the Evelo Biosciences, Inc. 2018 Incentive Award Plan (the “Existing Plan” and, as amended and restated, the “A&R 2018 Plan”) to effect certain changes to the Existing Plan, including to: (i) increase the number of shares of common stock, par value $0.001 per share (“Common Stock”) available for issuance under the Existing Plan by 4,000,000 shares, which includes a corresponding increase in the number of shares that may be issued upon exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended; and (ii) extend the term of the Existing Plan to March 17, 2033, the tenth anniversary of the approval of the A&R 2018 Plan by the Company’s Board of Directors (the “Board”). The A&R 2018 Plan was previously approved, subject to stockholder approval, by the Board. The A&R 2018 Plan amends and restates the Existing Plan in its entirety.

The material terms and conditions of the A&R 2018 Plan are described under “Proposal 3: Approval of the Amendment and Restatement of the Evelo Biosciences, Inc. 2018 Incentive Award Plan,” included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2023 (the “Definitive Proxy Statement”), which description is incorporated herein by reference.

The above and the incorporated description of the A&R 2018 Plan are qualified in their entirety by reference to the A&R 2018 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 8, 2023, the Company held its Annual Meeting. A total of 85,581,942 shares of Common Stock were present or represented by proxy at the meeting, representing approximately 77.14% of the Company’s outstanding Common Stock as of the April 17, 2023 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Definitive Proxy Statement.
Proposal 1 — Election of three Class II directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

NOMINEES	Votes FOR	Votes WITHHELD	Broker Non-Votes
Juan Andres	75,541,292	4,770,155	5,270,495
Julie H. McHugh	77,186,686	3,124,761	5,270,495
Robert L. Rosiello	73,886,184	6,425,263	5,270,495

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
85,573,552	2,378	6,012	0

Proposal 3 — Approval of an amendment and restatement of the 2018 Plan to increase the number of shares of Common Stock available for issuance thereunder and to extend the term of the 2018 Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
53,362,738	26,940,374	8,335	5,270,495

Proposal 4 — Approval of amendments to the Company’s restated certificate of incorporation to effect a reverse stock split of its Common Stock at a ratio ranging from any whole number between 1-for-2 and 1 for-20, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
85,484,552	94,923	2,467	0

Proposal 5 — Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
85,355,989	222,866	3,087	0

Based on the foregoing votes, Mr. Andres, Ms. McHugh and Mr. Rosiello were elected as Class II directors and Proposals 2, 3 and 4 were approved. Although Proposal 5 was approved, adjournment of the Annual Meeting was not necessary or appropriate because the Company’s stockholders approved Proposal 4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Evelo Biosciences, Inc. 2018 Incentive Award Plan, as amended and restated
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline Instance XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: June 8, 2023	By:	/s/ Marella Thorell
Marella Thorell
Chief Financial Officer and Treasurer